UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 9, 2010
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	001-32974	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1701 East “E” Street
PO Box 50850
Casper, Wyoming, USA	85605
(Address of principal executive offices)	(Zip Code)

(307) 265-8900
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Results of Annual General Meeting of Shareholders

On June 9, 2010, Uranerz Energy Corporation held its annual general meeting of shareholders at the Hilton Garden Inn, 1150 N. Poplar Street, Casper, Wyoming 82601 at 9:30 a.m. local time. Shareholders representing 43,161,393 shares or 67.2% of the shares authorized to vote (64,194,887) were present in person or by proxy, representing a quorum for the purposes of the annual meeting. The shareholders approved the following:

Proposal #1 – Election of Directors	Voted For		Withheld

The election of the Nominees to the Company’s Board to serve until the Company’s 2011 Annual Meeting of Shareholders or until successors are duly elected and qualified:

Glenn Catchpole	30,900,123		298.795
Dennis Higgs	30,883,844		315,074
Gerhard Kirchner	30,939,747		259,171
George Hartman	30,842,241		356,677
Peter Bell	30,919,397		279,521
Paul Saxton	30,935,707		263,211
Arnold J. Dyck	30,929,182		269,736
Richard Holmes	30,912,130		286,788
Proposal #2	For	Against	Abstain
To ratify the Company’s Shareholders’ Rights Plan	29,444,632	1,716,275	38,011
Proposal #3	For	Against	Abstain
To ratify the appointment of the Company’s Independent	42,785,789	283,316	92,288
Registered Public Accounting Firm for the 2010 fiscal year

Broker Non-Votes in respect of Proposals #1 and #2 totaled 27,282,549.

Proxies were solicited under the proxy statement filed with the Securities and Exchange Commission on April 27, 2010. Each nominee for director was elected, and the Shareholders approved each proposal.

SIGNATURES

          In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URANERZ ENERGY CORPORATION

DATE: June 14, 2010	By:	/s/ “Sandra MacKay”
Sandra MacKay
Legal Counsel and Corporate Secretary